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                           FULBRIGHT & JAWORSKI L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                          New York, New York 10103-3198


                                                                    Houston
                                                                Washington, D.C.
                                                                    Austin
                                                                  San Antonio
telephone: 212/318-3000                                             Dallas
facsimile: 212/318-3400                                             New York
                                                                  Los Angeles
                                                                  Minneapolis
                                                                    London
                                                                   Hong Kong

                                         June 25, 2002

Randgold Resources Limited
LaMotte Chambers
LaMotte Street
St. Helier Jersey JE1 1BJ
Channel Islands

         Re:      Randgold Resources Limited

Ladies and Gentlemen:

                  We have acted as special United States counsel for Randgold Resources Limited, a company incorporated under the laws of Jersey, Channel Islands (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form F-4 (the "Registration Statement") and the form of the exchange offer prospectus contained therein relating to the exchange of each of the Company's outstanding global depositary shares initially sold pursuant to Rule 144A under the Securities Act (collectively, the "Rule 144A GDSs"), each representing two of the Company's ordinary shares, par value $0.10 per share (the "Ordinary Shares"), for one American depositary share (collectively, the "ADSs"), each representing two Ordinary Shares (the "Exchange Offer"). The Registration Statement includes, as Appendix I thereto, the prospectus included in the Company's Registration Statement on Form F-1, filed with the Securities and Exchange Commission with respect to the sale of up to an aggregate of 5,750,000 of the Company's Ordinary Shares, in the form of Ordinary Shares or ADSs. The ADSs will be issued in accordance with the provisions of the Deposit Agreement among the Company, The Bank of New York, as the depositary, and the owners and holders from time to time of ADSs issued thereunder, filed as an exhibit to the Registration Statement.

                  In rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth, completeness and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the Registration Statement and such other documents, records and matters of law as in our judgment were necessary or appropriate.

                  In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that original documents (including signatures) are authentic, that documents submitted to us as copies conform to the original documents, and that


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Randgold Resources Limited
June 25, 2002
Page 2


there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

                  On the basis of the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that, for United States federal income tax purposes:

                  (a) a holder of Rule 144A GDSs will not recognize gain or loss upon the exchange of Rule 144A GDSs for ADSs pursuant to the Exchange Offer;

                  (b) a holder's tax basis in the ADSs received pursuant to the Exchange Offer will be the same as the holder's basis in the exchanged Rule 144A GDSs; and

                  (c) a holder's holding period for ADSs received pursuant to the Exchange Offer will include the holder's holding period for the Rule 144A GDSs, if such Rule 144A GDSs were held as capital assets at the time of the exchange.

                  In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

                  1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and we cannot provide assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, we cannot provide assurance that future legislative, judicial or administrative changes would not, on either a prospective or retroactive basis, adversely affect the accuracy of the conclusions stated herein. Moreover, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws as they might relate to this opinion.

                  2. This opinion addresses only the United States federal income tax consequences to holders of Rule 144A GDSs resulting from the exchange of Rule 144A GDSs for ADSs pursuant to the Exchange Offer set forth above. The opinion does not address any other federal, state, local or foreign tax consequences that may result from the Exchange Offer or any other transaction.

                  3. No opinion is expressed as to any transaction other than the Exchange Offer as described in the Registration Statement. Moreover, we have assumed that all the transactions described in the Registration Statement have been or will be consummated in accordance with the terms of such Registration Statement and without waiver or breach of any material provision thereof and that all of the representations, warranties, statements and assumptions upon which we have relied remain true and accurate at all relevant times. Any change after the date hereof in the facts and circumstances surrounding the Exchange Offer, or any inaccuracy in the representations, warranties, statements and assumptions upon which we have relied may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.
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Randgold Resources Limited
June 25, 2002
Page 3


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Taxation" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                Very truly yours,



                                /s/ Fulbright & Jaworski L.L.P.



                                FULBRIGHT & JAWORSKI L.L.P.